SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2004

LONG BEACH SECURITIES CORP.

(as depositor under the Pooling and Servicing Agreement,
dated as of May 1, 2004, providing for the issuance of
Asset-Backed Certificates, Series 2004-2)

  (Exact name of registrant as specified in its charter)

Delaware	333-109318	33-0917586

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 South Douglass Road Suite 100 Anaheim, California	92806

(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code:  (714) 939-5200

Item 5. Other Events

Description of the Certificates and the Mortgage Pool

        Long Beach Securities Corp. (the “Registrant”), Long Beach Mortgage Company as seller (“Long Beach”), Deutsche Bank Securities Inc. and UBS Securities LLC (together, Deutsche Bank Securities Inc. and UBS Securities LLC are the “Co-Lead Underwriters”), as Co-Lead Underwriters of themselves, Goldman, Sachs & Co. and WaMu Capital Corp. have entered into an Underwriting Agreement dated as of April 20, 2004 for the purchase of the following classes of certificates, entitled Long Beach Mortgage Loan Trust 2004-2, Asset-Backed Certificates, Series 2004-2 (the “2004-2 Certificates”), to be issued by the Registrant pursuant to a pooling and servicing agreement, dated as of May 1, 2004, among the Registrant as depositor, Long Beach as master servicer and Deutsche Bank National Trust Company as trustee: the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates and the Class M-7 Certificates (the “Underwritten Certificates”). The 2004-2 Certificates will represent in the aggregate the entire beneficial ownership interests in a trust fund (the “Trust Fund”) consisting primarily of a pool of fixed rate and adjustable rate, first lien and second lien residential mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”). The Registrant will cause to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Commission’s Rule 424 a Prospectus Supplement to its Prospectus, dated February 10, 2004, in connection with the Registrant’s issuance of the Underwritten Certificates.

Computational Materials

        The Co-Lead Underwriters have advised the Registrant that they have furnished to certain prospective purchasers of Certificates certain materials, herein referred to as “Computational Materials”, in written form, which Computational Materials are in the nature of data tables and term sheet information relating to the Mortgage Loans or other assets of the Trust Fund, the structure of the Underwritten Certificates and terms of certain classes of Underwritten Certificates, and the hypothetical characteristics and hypothetical performance of certain classes of Underwritten Certificates under certain assumptions and scenarios.

        The Computational Materials have been provided by the Co-Lead Underwriters. The information in the Computational Materials is preliminary and will be superseded by the Prospectus Supplement relating to the Certificates and by any other information subsequently filed with the Commission.

        The Computational Materials were prepared by the Co-Lead Underwriters at the request of certain prospective investors. The Computational Materials may be based on information that differs from the information set forth in the Prospectus Supplement.

Intex Model

        The Intex model (the “Intex Model”) has been provided by the Co-Lead Underwriters in connection with the Underwritten Certificates. The Intex Model allows prospective investors to generate hypothetical performance data with respect to the Underwritten Certificates based on assumptions chosen by them regarding certain characteristics of the related mortgage loans. Access to the Intex Model can be obtained by contacting Ryan Stark at Deutsche Bank Securities Inc. at (212) 250-8473.

Item 7. Financial Statements and Exhibits.

    (a)        Not applicable

    (b)        Not applicable

    (c)        Exhibits

Exhibit No.	Description

99.1	Computations Materials (as defined in Item 5) that have been provided by Deutsche Bank Securities Inc. and UBS Securities LLC to certain prospective purchasers of Long Beach Mortgage Loan Trust Asset-Backed Certificates, Series 2004-2.

99.2	Intex Model (as defined in Item 5) that has been provided by Deutsche Bank Securities Inc. and UBS Securities LLC in connection with the Registrant's Long Beach Mortgage Loan Trust Asset-Backed Certificates, Series 2004-2.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 22, 2004

LONG BEACH SECURITIES CORP.

By:	/s/ Jeffery A Sorensen

Name: Jeffery A Sorensen
Title: Vice President

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page

99.1	Computations Materials (as defined in Item 5) that have been provided by Deutsche Bank Securities Inc. and UBS Securities LLC to certain prospective purchasers of Long Beach Mortgage Loan Trust Asset-Backed Certificates, Series 2004-2.	P

99.2	Intex Model (as defined in Item 5) that has been provided by Deutsche Bank Securities Inc. and UBS Securities LLC in connection with the Registrant's Long Beach Mortgage Loan Trust Asset-Backed Certificates, Series 2004-2.	P

EXHIBIT 99.1

FILED BY PAPER

EXHIBIT 99.2

FILED BY PAPER